UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2017

TENET HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1445 Ross Avenue, Suite 1400

Dallas, Texas 75202

(Address of Principal Executive Offices, including Zip Code)

(469) 893-2200

(Registrant’s Telephone Number, including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2017, the Board approved the appointment of Ronald Rittenmeyer as Executive Chairman of the Company and as Chairman of the Board, effective immediately. Mr. Rittenmeyer, as Executive Chairman, will serve as the Company’s principal executive officer. Mr. Rittenmeyer, 70, has served as a director of the Company since June 2010, as its lead independent director since September 2016, as a member of the Board’s Audit Committee and Human Resources Committee since June 2010 and as chair of the Human Resources Committee since May 2015.

Mr. Rittenmeyer previously served as chairman of the board and chief executive officer of Millennium Health, a health solutions company. He served as the chairman, president and chief executive officer of Expert Global Solutions, Inc., a provider of business process outsourcing services, from 2011 to 2014. From 2005 to 2008, Mr. Rittenmeyer held a number of senior management positions with Electronic Data Systems Corporation (EDS), including chairman and chief executive officer from 2007 to 2008, president from 2006 to 2008, chief operating officer from 2005 to 2007 and executive vice president, global service delivery from 2005 to 2006. Prior to that, Mr. Rittenmeyer held leadership positions at a number of companies and in private equity.

There is no arrangement or understanding between Mr. Rittenmeyer and any other person pursuant to which Mr. Rittenmeyer was appointed Executive Chairman. There are no relationships between Mr. Rittenmeyer and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

On August 31, 2017, the Board approved a transition plan whereby Trevor Fetter, the Company’s Chief Executive Officer and Chairman of the Board, will depart from the Company due to a not for cause termination of his employment, effective as of the earlier of the date a new Chief Executive Officer commences employment with the Company, March 15, 2018 or an earlier date as determined by the Board (the “Departure Date”). Also under the transition plan and effective immediately, Mr. Fetter will no longer serve as the principal executive officer of the Company and was removed as Chairman of the Board. Mr. Fetter will remain an employee of the Company and will retain the title of Chief Executive Officer, reporting to the Executive Chairman, and will remain a director of the Company for a transition period until the Departure Date.

On August 31, 2017, the Company issued a press release announcing Mr. Rittenmeyer’s appointment and the transition plan, which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

Date: August 31, 2017	By:	/s/ Paul A. Castanon
		Name:	Paul A. Castanon
		Title:	Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release